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                                                                     EXHIBIT (m)


                               FORTIS MUTUAL FUNDS

                              PLAN OF DISTRIBUTION

This Plan of Distribution (the "Plan") is adopted pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (as amended, the "1940 Act") by Fortis Series Fund, Inc. for and on behalf of each class (each class is referred to hereinafter as a "Class") of each series (each series is referred to hereinafter as a "Series") of the Fund. The Series of the Fund and each Class of those Series that currently have adopted this Plan, and the effective dates of such adoption, are as follows:

Fortis Series Fund, Inc., a Maryland corporation:

         Asset Allocation Portfolio, Class A                                        January 31, 1992
         Asset Allocation Portfolio, Class B                                        November 14, 1994
         Asset Allocation Portfolio, Class C                                        November 14, 1994
         Asset Allocation Portfolio, Class H                                        November 14, 1994

         Capital Appreciation Portfolio, Class A                                    January 31, 1992
         Capital Appreciation Portfolio, Class B                                    November 14, 1994
         Capital Appreciation Portfolio, Class C                                    November 14, 1994
         Capital Appreciation Portfolio, Class H                                    November 14, 1994

         High Yield Portfolio, Class A                                              January 31, 1992
         High Yield Portfolio, Class B                                              November 14, 1994
         High Yield Portfolio, Class C                                              November 14, 1994
         High Yield Portfolio, Class H                                              November 14, 1994

         Fortis Capital Fund, Class A                                               January 31, 1992
         Fortis Capital Fund, Class B                                               November 14, 1994
         Fortis Capital Fund, Class C                                               November 14, 1994
         Fortis Capital Fund, Class H                                               November 14, 1994

         Fortis Value Fund, Class A                                                 January 1, 1996
         Fortis Value Fund, Class B                                                 January 1, 1996
         Fortis Value Fund, Class C                                                 January 1, 1996
         Fortis Value Fund, Class H                                                 January 1, 1996

         Fortis Growth & Income Fund, Class A                                       January 1, 1996
         Fortis Growth & Income Fund, Class B                                       January 1, 1996
         Fortis Growth & Income Fund, Class C                                       January 1, 1996
         Fortis Growth & Income Fund, Class H                                       January 1, 1996


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
         Fortis Growth Fund, Inc., Class A                                          January 31, 1992
         Fortis Growth Fund, Inc., Class B                                          November 14, 1994
         Fortis Growth Fund, Inc., Class C                                          November 14, 1994
         Fortis Growth Fund, Inc., Class H                                          November 14, 1994

         Fortis U.S. Government Securities Fund, Inc., Class A                      November 14, 1994
         Fortis U.S. Government Securities Fund, Inc., Class B                      November 14, 1994
         Fortis U.S. Government Securities Fund, Inc., Class C                      November 14, 1994
         Fortis U.S. Government Securities Fund, Inc., Class H                      November 14, 1994

         Fortis Strategic Income Fund, Inc., Class A                                December 1, 1997
         Fortis Strategic Income Fund, Inc., Class B                                December 1, 1997
         Fortis Strategic Income Fund, Inc., Class C                                December 1, 1997
         Fortis Strategic Income Fund, Inc., Class H                                December 1, 1997

         Fortis Money Fund, Class A                                                 January 31, 1992
         Fortis Money Fund, Class B                                                 November 14, 1994
         Fortis Money Fund, Class C                                                 November 14, 1994
         Fortis Money Fund, Class H                                                 November 14, 1994

         National Portfolio, Class A                                                November 14, 1994
         National Portfolio, Class B                                                November 14, 1994
         National Portfolio, Class C                                                November 14, 1994
         National Portfolio, Class H                                                November 14, 1994

         Minnesota Portfolio, Class A                                               November 14, 1994
         Minnesota Portfolio, Class B                                               November 14, 1994
         Minnesota Portfolio, Class C                                               November 14, 1994
         Minnesota Portfolio, Class H                                               November 14, 1994

         Fortis Global Growth Portfolio, Class A                                    January 31, 1992
         Fortis Global Growth Portfolio, Class B                                    November 14, 1994
         Fortis Global Growth Portfolio, Class C                                    November 14, 1994
         Fortis Global Growth Portfolio, Class H                                    November 14, 1994

         Fortis International Equity Portfolio, Class A                             March 1, 1998
         Fortis International Equity Portfolio, Class B                             March 1, 1998
         Fortis International Equity Portfolio, Class C                             March 1, 1998
         Fortis International Equity Portfolio, Class H                             March 1, 1998


1.       Compensation

                                     CLASS A

         Class A of each Series is obligated to pay the principal underwriter of the Fund's shares, Hartford Investment Financial Services, LLC ("HIFSCO"), a total fee in connection with the distribution-related services provided in respect of said Class A and in connection with the servicing of shareholder



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accounts of said Class A. This fee shall be calculated and payable monthly and, with the exception of the Asset Allocation Portfolio, Capital Appreciation Portfolio, High Yield Portfolio and Fortis Money Fund, at an annual rate of .25% of said Class A's average daily net assets. The annual rate shall be .45% on the Asset Allocation and Capital Appreciation Portfolios and .35% on the High Yield Portfolio. With regard to Fortis Money Fund, as discussed in greater detail below, the annual rate shall be .20% of average daily net assets. All or any portion of such total fee may be payable as a Distribution Fee, and all or any portion of such total fee may be payable as a Shareholder Servicing Fee, as determined from time to time by the Fund's Board of Directors. Until further action by the Board of Directors, all of such fee shall be designated and payable as a Distribution Fee.

                          CLASS B, CLASS C AND CLASS H

         Each of Class B, Class C and Class H of each Series is obligated to pay HIFSCO a total fee in connection with the servicing of shareholder accounts of said Class B, Class C or Class H (as applicable) and in connection with distribution-related services provided in respect of said Class B, Class C or Class H (as applicable), calculated and payable monthly, at the annual rate of 1.00% of the value of said Class B's, Class C's or Class H's (as applicable) average daily net assets. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Fund's Board of Directors. Until further action by the Board of Directors, .25% per annum of each Class B's, Class C's and Class H's average net assets shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

2.       Expenses Covered by the Plan

         (a) Except as qualified herein, the Distribution Fee may be used by HIFSCO for the purpose of financing any activity which is primarily intended to result in the sale of Class shares. For example, such Distribution Fee may be used by HIFSCO: (i) to compensate broker-dealers, including HIFSCO and its registered representatives, for their sale of Portfolio shares, including the implementation of various incentive programs with respect to broker-dealers, banks, and other financial institutions, and (ii) to pay other advertising and promotional expenses in connection with the distribution of class shares. These advertising and promotional expenses include, by way of example but not by way of limitation, costs of prospectuses for other than current shareholders; preparation and distribution of sales literature; advertising of any type; expenses of branch offices provided jointly by HIFSCO and any affiliate thereof; and compensation paid to and expenses incurred by officers, employees or representatives of HIFSCO or of other broker-dealers, banks, or other financial institutions, including travel, entertainment, and telephone expenses.

         (b) With regard to Class A shares of Money Fund, it is contemplated that HIFSCO, pursuant to the Fund's Investment Advisory and Management Agreement, will receive a monthly fee for services provided for Fortis Money Fund equivalent on an annual basis to .60% of the average daily net assets for the first $500 million of assets under management and .55% of assets under management in excess of $500 million. Under the Plan, HIFSCO, in its role as investment adviser to the Fund, will allocate to HIFSCO, in its role as principal underwriter of the Fund, on a monthly basis a fee equal to .20% of 1% of such average daily net assets as full compensation to HIFSCO for its services as distributor of Fortis Money Fund shares pursuant to this Plan; provided, however, that HIFSCO, in its role as investment adviser to the Fund, may directly pay expenses otherwise payable by HIFSCO, in its role as principal underwriter of the Fund, and deduct such amounts from the .20 of 1% otherwise payable to HIFSCO.



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         (c) The Shareholder Servicing Fee may be used by HIFSCO to provide compensation for ongoing servicing and/or maintenance of shareholder accounts with each applicable Class of the Series. Compensation may be paid by HIFSCO to persons, including employees of HIFSCO, and institutions who respond to inquiries of shareholders of each applicable Class regarding their ownership of shares of their accounts with the Series or who provide other administrative or accounting services not otherwise required to be provided by the Fund's investment adviser, transfer agent or other agent of the Fund.

         (d) Payments under the Plan are not tied exclusively to the expenses for shareholder servicing and distribution related activities actually incurred by HIFSCO, so that such payments may exceed expenses actually incurred by HIFSCO. The Fund's Board of Directors will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by HIFSCO and amounts it receives under the Plan.

3.       Additional Payment by HIFSCO

         The Fund's investment adviser, HIFSCO, in its roles as the Fund's investment adviser and/or the principal underwriter of the Fund may, at its option and in its sole discretion, make payments from its own resources to cover the costs of additional distribution and shareholder servicing activities.

4.       Approval by Shareholders

         If the Plan is adopted after the first public offering of the securities of a Class or the sale of such securities to persons who are not affiliated persons of the Fund or affiliates of such persons, promoters of the Fund or affiliated persons of such promoters, the Plan will not take effect with respect to that Class of a Series, and no fee will be payable in accordance with
Section 1 of the Plan, until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of such Class.

5.       Approval by Directors

         Neither the Plan nor any related agreement will take effect until approved by a majority vote of both (a) the full Board of Directors of the Fund and (b) those Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.



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6.       Continuance of the Plan

         The Plan will continue in effect from year to year so long as its continuance is specifically approved annually by vote of the Fund's Board of Directors in the manner described in Section 5 above.

7.       Termination

         The Plan may be terminated at any time with respect to any Class, without penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of such Class.

8.       Amendments

         The Plan may not be amended with respect to any Class of a Series to increase materially the amount of fees payable pursuant to the Plan, as described in Section 1 above, unless the amendment is approved by a vote of at least a majority of the outstanding voting securities of that Class (and, if applicable, of any other affected Class or Classes), and all material amendments to the Plan must also be approved by the Fund's Board of Directors in the manner described in Section 5 above.

9.       Selection of Certain Directors

         While the Plan is in effect, the selection and nomination of the Fund's Directors who are not interested persons of the Fund will be committed to the discretion of the Directors then in office who are not interested persons of the Fund.

10.      Independent Counsel to the Disinterested Directors

         While the Plan is in effect, any person who acts as legal counsel for the disinterested Fund Directors will be an independent legal counsel.

11.      Written Reports

         In each year during which the Plan remains in effect, HIFSCO and any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to the Plan or any related agreement will prepare and furnish to the Fund's Board of Directors, and the Board will review at least quarterly, written reports, complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

12.      Preservation of Materials

         The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 11 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.



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


13.      Meaning of Certain Terms

         As used in the Plan, the terms "interested person," "affiliated person," "independent legal counsel" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Fund under the 1940 Act by the Securities and Exchange Commission.

13.      Maximum Aggregate Sales Charge Calculations

         In calculating the "remaining amount" under Section 26(d) of the National Association of Securities Dealers, Inc.'s "NASD") Rules of Fair Practice for purposes of determining the maximum aggregate sales charge for each Class of each Fund, the Fund is authorized to transfer a portion of the "remaining amount" of a Class in the event of an exchange between that Class and another Class of the same Series or the other Series. However, such a transfer of the "remaining amount" must be conducted in accordance with Section 26(d), and any subsequent amendments to such Section, as well as any interpretations of such Section by the NASD.





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11/29/01